Exhibit 99

AmeriCann Reports Record Fiscal Year-End and Quarterly Financial Results

The Company achieved all-time revenue, record net income and substantial EBITDA growth

BOSTON, Jan. 9, 2023 (GLOBE NEWSWIRE) -- via InvestorWire -- AmeriCann Inc. (OTCQB: ACAN) (the “Company”), a cannabis company that develops state-of-the-art cultivation, product manufacturing and distribution facilities, released financial and operational results for its fiscal year and quarter ending September 2022.

“Our focus on cost efficiency has produced some of the strongest adjusted operating EBITDA margins in the industry,” said CFO Ben Barton. “We look forward to investing the cash flow we are generating to further expand operations at the Massachusetts Cannabis Center and to produce even better financial results for shareholders.

Financial Overview

The Company achieved four consecutive quarters of increased operating revenue, culminating in record net income for the quarter ending September 2022. Revenue from operations increased approximately 44% for the year ended September 2022 relative to the year ended September 2021, an increase of $899,268.

AmeriCann’s adjusted annual EBITDA grew to $1,465,987, a 160% increase from the prior year.

The increase in financial performance is attributable to greater revenue received from products produced and manufactured at Building 1, the Company's initial building at its Massachusetts Cannabis Center development in Freetown, Massachusetts.

Building 1 is a 30,000-square-foot cultivation greenhouse and processing facility that utilizes AmeriCann’s proprietary “Cannopy” cultivation system. Building 1 is fully occupied by Bask Inc., an existing Massachusetts licensed vertically integrated cannabis operator.

AmeriCann receives base rent and a revenue participation fee of 15% of all gross monthly sales of cannabis, cannabis-infused products and non-cannabis products produced at the Massachusetts Cannabis Center. As operations commenced and accelerated at Building 1, AmeriCann established many milestones for its financial performance.

AmeriCann commenced operations at its Massachusetts Cannabis Center in 2019, and, since then, the Company has generated more quarterly revenue each quarter than the same quarter the prior year.

Highlights for the Fiscal Year Ended Sept. 30, 2022

●	Accelerating revenue, net income and adjusted operating EBITDA driven by the performance of the Company’s Massachusetts Cannabis Center.
●	Revenue increased 44% year-over-year to $2,927,819.
●	Adjusted EBITDA grew by $903,553 year-over-year to $1,465,987, a 160% increase.
●	Annual gross margins were 98.5%.
●	Adjusted operating EBITDA margins were 50.1% for the year.

Highlights for the Quarter Ended Sept. 30, 2022

●	Quarterly revenue increased 10% year-over-year to $811,774.
●	The Company’s quarterly net income increased by 307% to $172,810.
●	Adjusted operating EBITDA grew by $82,025 sequentially year-over-year to $469,476.
●	Adjusted operating EBITDA margins were 57.8% for the quarter.
●	Quarterly gross margins were 98.5%.
●	Seven consecutive quarters of positive Adjusted EBITDA.

See definitions of non-GAAP measures later in this release.

Additional Management Commentary

“AmeriCann’s financial performance and strong cash flow reflect the strength of our operations,” stated President Tim Keogh. “The fact that we have achieved multiple consecutive quarters of positive net income with just the initial phase at our Massachusetts Cannabis Center having been completed is an excellent indicator of future financial success for the Company.”

AmeriCann is in the final design phase of the expansion of its MCC development in Freetown, Massachusetts. The Company has secured provisional cultivation and manufacturing licenses for the MCC. The next phase of the Massachusetts Cannabis Center calls for up to 60,000 square feet of extraction, manufacturing and distribution infrastructure and approximately 160,000 square feet of additional cannabis cultivation infrastructure.

Market Information

●	In addition to increased cultivation productivity in the state-of-the-art greenhouse, the manufacturing of cannabis-infused products has increased dramatically in Building 1.

●	Manufactured infused products produced at Building 1 have achieved success as some of the bestselling cannabis brands in Massachusetts in their respective categories.

●

For the first 10 months of 2022, the revenue from the Massachusetts cannabis market was $1.46 billion, which was 9.7% greater than the first 10 months of 2021. The annualized revenue estimate based on the first 10 months of 2022 is approximately $1.75 billion. Experts believe the market will exceed $1.8 billion annually.

●	The sale of cannabis in Massachusetts has exceeded $3.7 billion in legal cannabis since adult-use sales commenced in late 2018.

●	AmeriCann released a video highlighting the high-tech, sustainable designs at the Massachusetts Cannabis Center and Building 1, which can be found HERE.

About AmeriCann

AmeriCann (OTCQB:ACAN) is a cannabis company that develops cultivation, processing and product manufacturing facilities.

AmeriCann uses greenhouse technology, which is superior to the current industry standard of growing cannabis in warehouse facilities under artificial lights. According to industry experts, by capturing natural sunlight, greenhouses use 25% fewer lights, and utility bills are reduced by as much as 75% compared to typical warehouse cultivation facilities. As such, AmeriCann’s Cannopy System enables cannabis to be produced with a greatly reduced carbon footprint, making the final product less expensive. Additionally, greenhouse construction costs are nearly half of warehouse construction costs.

AmeriCann is also designing GMP-certified cannabis extraction and product manufacturing infrastructure. The Company has secured provisional licenses to produce cannabis-infused products, including beverages, edibles, topicals and concentrates. AmeriCann plans to operate a marijuana product manufacturing business at the Massachusetts Cannabis Center.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may” and “could,” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event or otherwise. For additional uncertainties that could impact the Company's forward-looking statements, please see the Company’s Registration Statement on Form S-1, which may be viewed at www.sec.gov.

About Non-GAAP Financial Measures

The Company uses "adjusted EBITDA" as a non-GAAP financial measure to evaluate financial performance such as period-to-period comparisons. This non-GAAP measure is not defined under U.S. GAAP and should be considered in addition to, not as a substitute for, indicators of financial performance reported in accordance with U.S. GAAP. The Company may use non-GAAP measures that are not comparable to measures with similar titles reported by other companies. Also, in the future, the Company may disclose different non-GAAP financial measures in order to help investors more meaningfully evaluate and compare the Company's future results of operations to its previously reported results. The Company encourages investors to review its financial statements and publicly filed reports in their entirety and not rely on any single financial measure. The section titled "Reconciliation of Non-GAAP Financial Measures" includes a detailed description of this measure as well as a reconciliation to its most similar U.S. GAAP measure.

Reconciliation of Non-GAAP Financial Measures

The Company defines adjusted EBITDA as net income adjusted to exclude the impact of interest income, interest expense, depreciation and amortization, amortization of right of use assets, stock based compensation, warrants revaluation expense, and amortization of debt discount. The Company believes adjusted EBITDA is relevant because it is a measure of cash flow available to fund capital expenditures and service debt and is a metric used by some industry analysts to provide a comparison of its results with its peers. The following table presents a reconciliation of the Company's non-GAAP financial measures to the nearest GAAP measure.

AMERICANN, INC.
SELECTED QUARTERLY FINANCIAL DATA

	Quarters ended in 2022				Year ended
	December 31, 2021	March 31, 2022	June 30, 2022	September 30, 2022	September, 30 2022

Total revenue	$650,945	$667,366	$797,734	$811,774	$2,927,819

Net (loss) income	(533,028)	24,240	162,734	172,810	(173,244)

Interest income	(3,561)	(3,119)	(1,822)	(3,002)	(11,504)
Interest expense	154,775	151,089	152,445	156,818	615,127
Interest expense - related party	13,195	12,907	13,052	13,194	52,348
Depreciation	112,481	112,480	112,481	112,481	449,923
Amortization of right-of-use asset	17,021	17,072	17,123	17,175	68,391
Stock based compensation expense	209,346	-	-	-	209,346
Warrants revaluation expense	255,600	-	-	-	255,600

Adjusted EBITDA	$225,829	$314,669	$456,013	$469,476	$1,465,987
Adjusted EBITDA Margin	34.7%	47.2%	57.2%	57.8%	50.1%

	Quarters ended in 2021				Year ended
	December 31, 2020	March 31, 2021	June 30, 2021	September 30, 2021	September, 30 2021

Total revenue	271,585	437,344	584,546	735,076	$2,028,551

Net (loss) income	$(502,284)	$(304,092)	$(98,955)	$42,438	$(862,893)

Interest income	(5,148)	(4,780)	(4,392)	(3,985)	(18,305)
Interest expense	191,659	259,669	215,667	206,148	873,143
Interest expense - related party	13,195	12,908	13,051	13,194	52,348
Depreciation	112,634	112,711	112,711	112,481	450,537
Amortization of right-of-use asset	16,831	16,877	16,924	16,972	67,604
Stock based compensation expense	-	-	-	-	-
Warrants revaluation expense	-	-	-	-	-

Adjusted EBITDA	(173,113)	93,293	255,006	387,248	562,434
Adjusted EBITDA Margin	-63.7%	21.3%	43.6%	52.7%	27.7%

Contact Information:

Corporate:

info@americann.co

www.americann.co

@ACANinfo on Twitter

@AmeriCann on Facebook

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